Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Management Changes

Vancouver, BC – March 17, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, today announces that its Chief Financial Officer, Mr. Bruce Colwill, will be retiring and will be stepping down from his position at the Company effective March 31, 2022. Mr. Colwill will continue to serve as an advisor through June 30, 2022 to facilitate a smooth transition.

Ms. Brenda Edwards has been appointed as Interim Chief Financial Officer of the Company effective April 1, 2022. The Company has initiated a search for a full time replacement.

Ms. Edwards brings over 35 years experience to InMed including over 20 years as a Chief Financial Officer of both private and public companies. Her experience includes merger and acquisitions, financings, managing high growth situations and financial reporting. She is a member of both the American Institute of CPAs and the Chartered Professional Accountants of Canada.

Eric A. Adams, InMed President and Chief Executive Officer, commented; “I would like to thank Bruce for his invaluable leadership and significant contributions over almost three years including managing our transition to the Nasdaq and several financings to ensure the long-term growth of the Company. I wish him the very best and appreciate his continued assistance to ensure a smooth transition.” He continued, “I am delighted to welcome Brenda to the Company. Brenda comes with extensive experience and will be an excellent fit to help us through this transitional period”.

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about; being a global leader in the research, development, manufacturing and development of rare cannabinoids; having unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness; about Ms. Edwards being appointed Interim Chief Financial Officer of the Company effective April 1, 2022; and, developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.